                                            SUB-SUB-ADVISORY AGREEMENT
                                            --------------------------

THIS INTERIM  AGREEMENT is between Fred Alger Management,  Inc. (the  "Sub-Adviser")  and  Massachusetts  Financial
Services Company (the "Sub-Sub-Adviser").

                                                W I T N E S S E T H
                                                - - - - - - - - - -

WHEREAS,  the Sub-Adviser and the  Sub-Sub-Adviser  each is an investment  adviser  registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  American  Skandia  Advisor Funds,  Inc. (the "Company") is a Maryland  corporation  organized with one or more series of shares and is registered as an open-end  management  investment company under the Investment Company
Act of 1940, as amended (the "ICA"); and

WHEREAS,  American Skandia Investment Services,  Inc. ("Investment  Manager") the investment manager of the Company engaged the  Sub-Adviser  to act as the interim  sub-adviser  for the ASAF Alger All-Cap  Growth Fund (the "Fund"),
one series of the Company,  under the terms of an interim  sub-advisory  agreement,  dated September 17, 2001, with
the  Company  (the   "Sub-Advisory   Agreement"),   which   agreement   permits  the   Sub-Adviser  to  engage  the
Sub-Sub-Adviser for the Fund; and

WHEREAS, the Sub-Adviser,  acting pursuant to the Sub-Advisory Agreement, wishes to engage the Sub-Sub-Adviser,  to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Sub-Adviser and the Sub-Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Sub-Adviser  will implement a continuous  investment  program for the Fund
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under the general  oversight of the  Sub-Adviser.  The  appropriate  officers and employees of the  Sub-Adviser and
Sub-Sub-Adviser  will be available to consult with the Investment  Manager,  the Company and the Board of Directors
of the Company (the  "Directors")  at reasonable  times and upon reasonable  notice  concerning the business of the
Company,  including  valuations  of  securities  which  are not  registered  for  public  sale,  not  traded on any securities  market or otherwise  may be deemed  illiquid for purposes of the ICA;  provided it is  understood  that neither the Sub-Adviser or the Sub-Sub-Adviser is responsible for daily pricing of the Fund's assets.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which in turn is  subject to the supervision and control of the Directors,  the  Sub-Sub-Adviser  in its discretion will determine which issuers and securities  will be  purchased,  held,  sold or  exchanged  by the  Fund or  otherwise  represented  in the  Fund's investment  portfolio  from time to time and,  subject to the  provisions  of paragraph 3 of this  Agreement,  will place orders with and give  instructions to brokers,  dealers and others for all such  transactions  and cause such transactions  to be executed.  Custody of the Fund will be maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager  will  authorize  the  Custodian  to honor  orders and  instructions  by  employees of the
Sub-Sub-Adviser  designated by the  Sub-Sub-Adviser  to settle  transactions  in respect of the Fund. No assets may be  withdrawn  from the Fund  other than for  settlement  of  transactions  on behalf of the Fund  except  upon the written  authorization  of  appropriate  officers of the Company  who shall have been  certified  as such by proper authorities of the Company prior to the withdrawal.

         The  Sub-Sub-Adviser  will  not be  responsible  for  the  provision  of  administrative,  bookkeeping  or accounting  services to the Fund except as  specifically  provided  herein,  as required by the ICA or the Advisers
Act or as may be necessary for the  Sub-Sub-Adviser  to supply to the  Investment  Manager,  the Fund or the Fund's shareholders  the information  required to be provided by the  Sub-Sub-Adviser  hereunder.  Any records  maintained hereunder  by the  Sub-Sub-Adviser  pursuant to the ICA or the  Advisers  Act shall be the property of the Fund and shall be  surrendered  by the  Sub-Sub-Adviser  to the Company or the  Investment  Manager  promptly  upon request, provided that the Sub-Sub-Adviser may retain copies of those records.

         In furnishing the services under this  Agreement,  the  Sub-Sub-Adviser  will comply with and use its best efforts  to  enable  the Fund to  conform  to the  requirements  of:  (i) the ICA and the  regulations  promulgated thereunder;  (ii)  Subchapters L and M (including,  respectively,  Section 817(h) and Sections  851(b)(1),  (2) and
(3)) of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or federal  law;  (iv) the  Articles  of  Incorporation  and  By-laws of the  Company;  (v)  policies  and determinations  of the  Company  and the  Investment  Manager  provided to the  Sub-Adviser  in  writing;  (vi) the fundamental and  non-fundamental  investment  policies and  restrictions  applicable to the Fund, as set out in the
Prospectus  and  Statement  of  Additional  Information  of the  Company  as in  effect  from  time  to  time  (the
"Registration Statement"),  or as such investment policies and restrictions from time to time may be amended by the
Fund's  shareholders or the Directors and communicated to the  Sub-Sub-Adviser  in writing;  (vii) the Registration
Statement;  and  (viii)  investment  guidelines  or other  instructions  received  in writing  from the  Investment
Manager.  Notwithstanding  the  foregoing,  the  Sub-Sub-Adviser  shall  have  no  responsibility  to  comply  with limitations  or  restrictions  for which  information  from the  Investment  Manager  or its  authorized  agents is required to enable the  Sub-Sub-Adviser to comply with such limitations or restrictions  unless such information is provided to the  Sub-Sub-adviser  in writing.  The  Sub-Sub-Adviser  shall  supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Fund.

         Unless  the  Sub-Adviser  or  the  Investment  Manager  give  the  Sub-Sub-Adviser   written  instructions
specifying a different  procedure for voting  proxies,  the  Sub-Sub-Adviser  shall,  in good faith and in a manner that it reasonably  believes best serves the interests of the Fund's  shareholders,  direct the Fund's custodian as to how to vote such proxies as may be necessary or  advisable in  connection  with any matters  submitted to a vote of shareholders of securities  held by the Fund. The  Sub-Sub-Adviser  shall be responsible for the preparation and filing of Schedule 13G and Form 13-F reflecting the Fund's securities  holdings.  The Sub-Sub-Adviser  shall not be responsible  for the  preparation  or filing of any  other  reports  required  of the Fund by any  governmental  or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Sub-Adviser,  at  its  expense,  will  furnish  all  necessary
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investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Fund  Transactions.  In connection with the investment and  reinvestment of the assets of the
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Fund,  the  Sub-Sub-Adviser  is  responsible  for the  selection  of  broker-dealers  to execute  purchase and sale transactions  for the Fund in  conformity  with the policy  regarding  brokerage  as set forth in the  Registration
Statement,  or as the  Directors  may  determine  from  time  to  time,  as well as the  negotiation  of  brokerage commission rates with such executing  broker-dealers.  Generally,  the  Sub-Sub-Adviser's  primary consideration in placing  Fund  investment  transactions  with  broker-dealers  for  execution  will be to obtain,  and maintain the availability of, best execution at the best available price.

         Consistent with this policy, the Sub-Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage commission rates, will take all relevant factors into consideration,  which may include:  the best price available;
the reliability,  integrity and financial  condition of the broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer  to the investment  performance of the
Fund on a  continuing  basis.  Subject  to such  policies  and  procedures  as the  Directors  may  determine,  the
Sub-Sub-Adviser  shall have  discretion  to effect  investment  transactions  for the Fund  through  broker-dealers
(including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the  Sub-Sub-Adviser)
qualified to obtain best execution of such  transactions who provide  brokerage and/or research  services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause  the Fund to pay any such  broker-dealers  an amount of  commission  for  effecting  a  portfolio  investment transaction  in excess of the amount of commission  another  broker-dealer  would have charged for  effecting  that transaction,  if the  Sub-Sub-Adviser  determines  in good faith that such amount of  commission  is  reasonable in relation to the value of the  brokerage or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Sub-Sub-Adviser's  overall  responsibilities with respect to the Fund and other  accounts  as to which the  Sub-Sub-Adviser  exercises  investment  discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation  of orders  placed by the  Sub-Sub-Adviser  on behalf of the Fund to such  broker-dealers  shall be in such amounts and proportions as the  Sub-Sub-Adviser  shall determine in good  faith  in  conformity  with its  responsibilities  under  applicable  laws,  rules  and  regulations.  The
Sub-Sub-Adviser  will submit reports on such  allocations to the Sub-Adviser and the Investment  Manager  regularly as  requested  by the  Sub-Adviser  or the  Investment  Manager,  in such form as may be mutually  agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the  Sub-Sub-Adviser  may also consider sales of shares of the Fund, or may consider or follow  recommendations  of the  Sub-Adviser or the Investment  Manager that take such sales  into  account,  as factors in the  selection  of  broker-dealers  to effect the Fund's  investment transactions.  Notwithstanding  the above,  nothing shall require the  Sub-Sub-Adviser to use a broker-dealer which provides research  services or to use a particular  broker-dealer  which the Sub-Adviser or the Investment  Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Sub-Adviser  shall furnish the Investment Manager monthly,  quarterly
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and annual  reports,  as may be mutually agreed  concerning the  transactions,  performance,  and compliance of the
Fund so that the  Investment  Manager  may  review  such  matters  and  discuss  the  management  of the Fund.  The
Sub-Sub-Adviser  shall  permit  the books and  records  maintained  with  respect to the Fund to be  inspected  and audited by the Company,  the  Sub-Adviser,  the  Investment  Manager or their  respective  agents at all reasonable times during normal  business hours upon  reasonable  notice.  The  Sub-Sub-Adviser  shall  immediately  notify the
Sub-Adviser,  the  Investment  Manager and the Company of any legal process  served upon it in connection  with its activities  hereunder,  including  any  legal  process  served  upon it on behalf  of the  Sub-Adviser,  Investment
Manager,  the Fund or the Company.  The  Sub-Sub-Adviser  shall  reasonably  promptly  notify the  Sub-Adviser  and
Investment  Manager of (1) any changes in any information  regarding the  Sub-Sub-Adviser or the investment program for the Fund  required to be  disclosed  in the  Company's  Registration  Statement,  or (2) any  violation  of any requirement,  provision,  policy or restriction  that the  Sub-Sub-adviser  is aware of and required to comply with under Section 1 of this Agreement.

5.       Compensation of the  Sub-Sub-Adviser.  The amount of the compensation to the  Sub-Sub-Adviser  is computed
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at an annual rate.  The fee shall be payable  monthly in arrears,  based on the combined  average  daily net assets of the Fund and the domestic  equity series of the American  Skandia  Trust that is managed by the  Sub-Sub-Adviser for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing  the fee to be paid to the  Sub-Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The Investment  Manager,  the Sub-Adviser and the  Sub-Sub-Adviser  shall not be considered as partners or participants  in a joint  venture.  The  Sub-Sub-Adviser  will pay its own expenses for the services to be provided pursuant to this Agreement and will not be obligated to pay any expenses of the  Sub-Adviser,  Investment  Manager, the Fund or the Company.  Except as otherwise  specifically  provided herein, the Sub-Adviser,  Investment Manager, the Fund and the Company will not be obligated to pay any expenses of the Sub-Sub-Adviser.

6.       Delivery of Documents to the  Sub-Sub-Adviser.  The Investment  Manager has furnished the  Sub-Sub-Adviser
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with true, correct and complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The  resolutions  of the Directors  approving  the  engagement  of the  Sub-Adviser  as portfolio manager of the Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment  manager to the
                  Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of  Ethics  of the  Company  and of the  Investment  Manager,  as in  effect on the date hereof; and

(g)      The Registration Statement; and

         (h)      A list of  companies  the  securities  of which are not to be  bought or sold for the Fund  (such list shall include each security name and CUSIP  number,  SEDOL number and/or  applicable  ticker symbol) and a list of  affiliated  brokers and  underwriters  for  reporting  transactions  under
                  Rules 17e-1 and 10f-3 under the ICA.

         The  Investment  Manager  will  furnish  the  Sub-Sub-Adviser  from  time to time  with  copies,  properly certified  or  otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such amendments  or  supplements  as to items (a)  through  (f) above will be  provided  within 30 days of the time such materials  become  available to the Investment  Manager.  Such  amendments or supplements as to item (h) above will be provided not later than the end of the business  day next  following  the date such  amendments  or  supplements become  known to the  Investment  Manager.  Any  amendments  or  supplements  to the  foregoing  will not be deemed effective  with  respect to the  Sub-Sub-Adviser  until three  business  days after the  Sub-Sub-Adviser's  receipt thereof.  The Investment  Manager will provide such additional  information as the  Sub-Sub-Adviser  may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Sub-Adviser  has furnished the Sub-Adviser and
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Investment Manager with true, correct and complete copies of each of the following documents:

         (a)      The  Sub-Sub-Adviser's  Form ADV as filed with the Securities  and Exchange  Commission as of the date hereof;

         (b)      The Sub-Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Sub-Adviser  wishes to have  authorized  to give  written and/or oral instructions to Custodians of Company assets for the Fund; and

         (d)      The Code of Ethics of the Sub-Sub-Adviser, as in effect on the date hereof.

         The  Sub-Sub-Adviser  will furnish the Sub-Adviser  and Investment  Manager from time to time with copies, properly  certified or otherwise  authenticated,  of all amendments of or  supplements  to the  foregoing,  if any.
Such amendments or supplements  will be provided within 30 days of the time such materials  become available to the
Sub-Sub-Adviser.  Any amendments or  supplements to the foregoing will not be deemed  effective with respect to the
Sub-Adviser until the Sub-Adviser's  receipt thereof.  The Sub-Sub-Adviser  will provide additional  information as the  Sub-Adviser  and the  Investment  Manager may  reasonably  request in  connection  with the  Sub-Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand that any information or  recommendation  supplied
         -----------------------
by the  Sub-Sub-Adviser  in  connection  with the  performance  of its  obligations  hereunder is to be regarded as confidential  and for use only by the  Sub-Adviser,  the  Investment  Manager,  the  Company  or such  persons  the
Sub-Adviser  and the  Investment  Manager may  designate in connection  with the Fund,  who shall be under the same obligation of  confidentiality.  The parties also understand that any information  supplied to the  Sub-Sub-Adviser in connection  with the  performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be  regarded as  confidential  and for use only by the Sub-Sub-Adviser in connection with its obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other
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that:  (i) it is  registered  as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best  efforts to  maintain  each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will  promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended  for any reason,  or if it is notified by any  regulatory organization  or court of  competent  jurisdiction  that it should  show cause why its  registration  should not be suspended  or  terminated;  and  (iv) it is duly  authorized  to enter  into  this  Agreement  and to  perform  its obligations hereunder.

         The  Sub-Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in compliance with
Rule  17j-1(b)  of the ICA.  The  Sub-Sub-Adviser  shall be subject to such Code of Ethics and shall not be subject to any other Code of Ethics,  including the  Sub-Adviser's  and the  Investment  Manager's  Code of Ethics,  unless
specifically   adopted  by  the   Sub-Sub-Adviser.   The  Sub-Adviser   further  represents  and  warrants  to  the
Sub-Sub-Adviser  that (i) the  appointment of the  Sub-Sub-Adviser  by the Sub-Adviser has been duly authorized and
(ii) it has acted and will  continue  to act in  connection  with the  transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in  conformity  with the ICA, the Company's  governing  documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith, gross negligence or reckless disregard for
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its  obligations  hereunder,  the  Sub-Sub-Adviser  shall not be  liable  to the  Company,  the  Fund,  the  Fund's shareholders,  the Sub-Adviser,  or the Investment  Manager for any act or omission  resulting in any loss suffered by the Company,  the Fund, the Fund's  shareholders,  Sub-Adviser or the Investment  Manager in connection with any service to be  provided  herein.  In no case will the  Sub-Sub-Adviser  be liable for any act or  omission  arising prior to its service hereunder.

11.      Other Activities of the  Sub-Sub-Adviser.  The Sub-Adviser agrees that the  Sub-Sub-Adviser and any of its
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directors,  officers or employees,  and persons affiliated with the  Sub-Sub-Adviser or with any director,  officer or employee,  may render investment  management or advisory services to other investors and institutions,  and that such investors and institutions may own,  purchase or sell,  securities or other interests in property that are the same as,  similar to, or different  from those which are selected for purchase,  holding or sale for the Fund.  The
Sub-Adviser  further  acknowledges  that the  Sub-Sub-Adviser  shall be in all  respects  free to take  action with respect  to  investments  in  securities  or other  interests  in  property  that are the same as,  similar  to, or different from those  selected for purchase,  holding or sale for the Fund. The  Sub-Adviser  understands  that the
Sub-Sub-Adviser  shall not favor or  disfavor  any of the  Sub-Sub-Adviser's  clients  or class of  clients  in the allocation of investment  opportunities,  so that to the extent  practical,  such  opportunities  will be allocated among  the  Sub-Sub-Adviser's  clients  over a  period  of time on a fair  and  equitable  basis.  Nothing  in this
Agreement  shall  impose  upon the  Sub-Sub-Adviser  any  obligation  (i) to  purchase or sell,  or  recommend  for purchase or sale,  for the Fund any security which the  Sub-Sub-Adviser,  its  directors,  officers,  affiliates or employees may purchase or sell for the  Sub-Sub-Adviser  or such director's,  officer's,  affiliate's or employee's own  accounts or for the account of any other  client of the  Sub-Sub-Adviser,  advisory or  otherwise,  or (ii) to abstain from the purchase or sale of any security for the Sub-Sub-Adviser's  other clients,  advisory or otherwise, which the  Sub-Adviser  or the  Investment  Manager has placed on the list provided  pursuant to paragraph  6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall remain in full force and effect for one hundred and
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twenty (120) days from the date hereof.

13.      Notification.   The  Sub-Sub-Adviser   will  notify  the  Sub-Adviser  and  Investment  Manager  within  a
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reasonable time of any change in the personnel of the  Sub-Sub-Adviser  with  responsibility  for making investment decisions in relation to the Fund (the "Portfolio  Manager(s)")  or who have been  authorized to give  instructions to the  Custodian.  The  Sub-Sub-Adviser  shall be  responsible  for  reasonable  out-of-pocket  costs and expenses incurred by the Sub-Adviser,  the Fund or the Company to amend or supplement the Company's  prospectus to reflect a change in Portfolio  Manager(s)  or otherwise to comply with the ICA, the  Securities  Act of 1933, as amended (the
"1933 Act") or any other  applicable  statute,  law,  rule or  regulation,  as a result of such  change;  provided, however,  that the  Sub-Sub-Adviser  shall not be  responsible  for such  costs and  expenses  where the  change in
Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s) with the Sub-Sub-Adviser and its affiliates or is the result of a request by the  Sub-Adviser  or the Investment  Manager or is due to other circumstances beyond the Sub-Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different recipient and/or address for such party.

Sub-Adviser:               Fred Alger Management
                           30 Montgomery Street
                           Jersey City, New Jersey 07302
                           Attention:  Gregory S. Duch
                           Executive Vice President

Sub-Sub-Adviser:  Massachusetts Financial Services Company
                           500 Boylston Street
                           Boston, Massachusetts 02116
                           Attention: James R. Bordewick, Jr., Esq.

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.      Indemnification.  The  Sub-Sub-Adviser  agrees  to  indemnify  and  hold  harmless  the  Sub-Adviser,  any
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affiliated  person within the meaning of Section  2(a)(3) of the ICA  ("affiliated  person") of the Sub-Adviser and each person,  if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the
Sub-Adviser,  against any and all losses,  claims,  damages,  liabilities or litigation (including reasonable legal and other expenses),  to which the Sub-Adviser or such affiliated  person or controlling  person of the Sub-Adviser may  become  subject  under the 1933 Act,  the ICA,  the  Advisers  Act,  under any  other  statute,  law,  rule or regulation at common law or otherwise,  arising out of the Sub-Sub-Adviser's  responsibilities hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the  Sub-Sub-Adviser,  any of the  Sub-Sub-Adviser's  employees or  representatives  or any affiliate of or any person acting on behalf of the
Sub-Sub-Adviser,  or (2) as a result of any  untrue  statement  or alleged  untrue  statement  of a  material  fact relating to the  Sub-Sub-Adviser or the investment  policies and restrictions to be followed by the Sub-Sub-Adviser in managing the Fund contained in the  Registration  Statement,  including any amendment  thereof or any supplement thereto,  or the omission or alleged  omission to state therein such a material fact required to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity with written  information  furnished by the  Sub-Sub-Adviser  to the Sub-Adviser,  the Fund,
the  Company or any  affiliated  person of the  Sub-Adviser,  the Fund or the  Company or upon  verbal  information confirmed  by the  Sub-Adviser  in  writing,  or (3) to the  extent  of,  and as a result  of,  the  failure of the
Sub-Sub-Adviser  to execute,  or cause to be  executed,  portfolio  investment  transactions  according to the best execution requirements of the ICA; provided,  however, that in no case is the Sub-Sub-Adviser's  indemnity in favor
                                   --------   -------
of the  Sub-Adviser  or any  affiliated  person or  controlling  person of the  Sub-Adviser  deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct, bad faith or gross  negligence  in the  performance  of its duties or by reason of its  reckless  disregard  of its obligations and duties under this Agreement.

         The Sub-Adviser  agrees to indemnify and hold harmless the  Sub-Sub-Adviser,  any affiliated person of the
Sub-Sub-Adviser  and each controlling person of the  Sub-Sub-Adviser,  if any, against any and all losses,  claims, damages,  liabilities or litigation (including  reasonable legal and other expenses),  to which the Sub-Sub-Adviser or such affiliated person or controlling person of the  Sub-Sub-Adviser  may become subject under the 1933 Act, the
ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the  Sub-Adviser's  responsibilities  as investment  manager of the Fund (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Sub-Adviser,  any of the Sub-Adviser's  employees or representatives  or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue  statement  or alleged  untrue  statement  of a  material  fact  contained  in the  Registration  Statement, including any amendment thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance upon and in  conformity  with written  information  furnished by the  Sub-Sub-Adviser,  or any affiliated person of the  Sub-Sub-Adviser,  relating to the Sub-Sub-Adviser or the investment  policies  and  restrictions  to be followed by the  Sub-Sub-Adviser  in managing the Fund or other than upon any such verbal information  confirmed by the Sub-Sub-Adviser in writing;  provided,  however, that in no case
                                                                                --------   -------
is the Sub-Adviser's  indemnity in favor of the  Sub-Sub-Adviser  or any affiliated person or controlling person of the  Sub-Sub-Adviser  deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the
Sub-Adviser's  indemnification  obligations  under this  Section 14 will  extend to expenses  and costs  (including reasonable  attorneys  fees)  incurred  by the  Sub-Sub-Adviser  as a  result  of  any  litigation  brought  by the
Sub-Adviser  alleging the  Sub-Sub-Adviser's  failure to perform its  obligations and duties in the manner required under this Agreement unless judgment is rendered for the Sub-Adviser.

         Promptly  after receipt by an  indemnified  party under this Section 14 of notice of  commencement  of any action by any person not a party to this Agreement,  such indemnified  party will, if a claim in respect thereof is to be  made  against  the  indemnifying  party  under  this  Section  14,  notify  the  indemnifying  party  of the commencement  thereof;  but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any  indemnified  party  otherwise  than  under  this  Section  14. In case any such  action is brought against any indemnified  party, and it notified the indemnifying  party of the  commencement  thereof,  the indemnifying  party will be  entitled  to  participate  therein  and, to the extent that it may wish and unless the indemnified  party  releases  the  indemnifying  party  from any  further  obligations  under  this  Section  14 in connection with that action,  assume the defense  thereof,  with counsel  satisfactory to such  indemnified  party.
After  notice from the  indemnifying  party of its  intention to assume the defense of an action,  the  indemnified party shall bear the expenses of any additional  counsel  obtained by it, and the  indemnifying  party shall not be liable to such indemnified party under this section for any legal or other expenses  subsequently  incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

15.      Conflict of Laws.  The provisions of this Agreement  shall be subject to all  applicable  statutes,  laws,
         ----------------
rules  and  regulations,  including,  without  limitation,  the  applicable  provisions  of the ICA and  rules  and regulations  promulgated  thereunder.  To the extent that any provision  contained  herein  conflicts with any such applicable  provision of law or regulation,  the latter shall  control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated
         --------------------------
only by an instrument in writing  signed by the party against which  enforcement of the change,  waiver,  discharge or  termination  is  sought.  This  Agreement  (including  Exhibit A hereto)  may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the ICA and rules and  regulations  promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance
         --------------------
with, the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be  severable.  If any  provision of this
         ------------
Agreement is held to be illegal or made invalid by court decision,  statute, rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is September 17, 2001.

FOR THE SUB-ADVISER:                                 FOR THE SUB-SUB-ADVISER:

===================================

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                       American Skandia Advisor Funds, Inc.
                                          ASAF Alger All-Cap Growth Fund
                                            Sub-Sub-Advisory Agreement

                                                     EXHIBIT A
                                                     ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the
Portfolio and all domestic equity series of American Skandia Advisor Funds, Inc. that are managed by the
Sub-Sub-Adviser: .20% of the portion of the combined average daily net assets not in excess of $500 million; plus
 .175% of the portion over $500 million but not in excess of $1 billion; plus .15% of the portion over $1 billion but not in excess of $1.5 billion; plus .125% of the portion in excess of $1.5 billion.